EXHIBIT 10.24

PRIMARY CARE PROVIDER AGREEMENT

THIS PRIMARY CARE PROVIDER AGREEMENT (the “Agreement”) is entered into this 1st day of _____________________ 20__, (the “Effective Date”) by and between RENAISSANCE HEALTH SYSTEM OF FLORIDA, INC., a Florida corporation (“RHS”), and ________________________________________, (“Primary Care Provider”).

WHEREAS, RHS is a Community Health System operating in the State of Florida;

WHEREAS, RHS has established a network of independently contracted Providers to arrange for the provision of medical services;

WHEREAS, RHS has contracts with federally and state qualified (or application pending) health organizations (HMOs, PPOs, IPAs, PSNs, PSOs, AHPs etc.) to provide specific or comprehensive medical care to the RHS AND/OR HEALTHCARE PLAN(S) Members/Patients of the Healthcare Plan(s) with Covered Benefits;

WHEREAS, RHS wishes to arrange for the provision of certain Covered Health Services to Members enrolled in the Healthcare Plan(s) and are also collectively identified as RHS Members/Patients;

WHEREAS, Primary Care Provider is a duly Florida licensed, and credentialed Primary Care Provider in the area of ___________________ (Internal Medicine, General or Family Practice) and is financially and operationally capable and willing to provide the necessary said healthcare services to RHS members;

WHEREAS, RHS and Provider mutually desire to enter into an agreement whereby Primary Care Provider shall be responsible for the provision of Primary Care Services to Members;

NOW, THEREFORE, the parties hereto in consideration of the benefits provided herein, covenant and agree as follows:

1.  DEFINITIONS

1.1

Definitions: For the purpose of this Agreement, RHS and Provider agree that the words and phrases have the meaning specified in the Definition Appendix.

2.  DUTIES AND RESPONSIBILITY OF RHS

2.1

Administrative Procedures: RHS shall make available to Primary Care Provider administrative procedures and duties under this Agreement. RHS shall provide to Primary Care Provider appropriate training developed by RHS as periodically updated. All procedures relating to the foregoing shall be contained in the RHS Provider Manual.

RHS shall provide the necessary resources to appropriately administer Covered Services. RHS and/or Healthcare Plan(s) has the sole responsibility and final decision making authority for: (i) payment of claims for health services rendered to Members; (ii) eligibility of enrollment in Healthcare Plan; (iii) termination of a Member’s coverage under the Healthcare Plan; (iv) all benefit determinations; and (v) the Provider and Member grievance system established by RHS and Healthcare Plan(s). RHS agrees to recognize and abide by all state and federal laws, regulations and guidelines. RHS has not delegated any administrative duties to Primary Care Provider unless expressly set forth herein and only to the extent set forth herein.

2.2

Member Eligibility: RHS and/or Healthcare Plan(s) will provide each Member with an identification card which shall be presented for purposes of assisting Primary Care Provider in verifying Member eligibility. RHS and/or Healthcare Plan shall assist Provider in verifying Member eligibility.

A.

As compensation for its services hereunder, RHS and/or Healthcare Plan(s) shall pay Primary Care Provider for authorized Covered Services rendered to RHS Members at mutually agreed upon rates as set forth in the "Covered Services and Compensation Schedule" attached and made a part herein. RHS and/or Healthcare Plan(s) agree to pay Primary Care Provider within thirty (30) days from RHS and/or Healthcare Plan(s) receipt of a valid claim. Primary Care Provider expressly agrees to accept such compensation as payment in full for provision of Covered Services. Primary Care Provider further agrees to accept payment from Medicare as payment in full for Covered Services to Members having Medicare Part B coverage. Primary Care Provider shall attempt to collect payment from third-party payors whenever such alternative coverage is available. In the event that third-party payments are received, these sums will offset the amount due from RHS and/or Healthcare Plan(s).

B.

 Primary Care Provider shall bill for authorized Covered Services rendered to Members. In connection with each billing for Covered Services, Primary Care Provider shall submit a properly completed claim form including a copy of the referral form or the authorization number within Ninety (90) days of the date of service. In the event that the Primary Care Provider is unable to submit a claim within the time specified because of circumstances beyond Primary Care Provider's control, the time for submission of such bill shall be extended as reasonably necessary for a period not to exceed six (6) months from the date of service.

C.

 Capitated Participating Primary Care Provider (if applicable) will submit claim forms for services set forth as capitated services described in "Covered Services and Compensation Schedule", to communicate encounter information to RHS and Healthcare Plan(s) or may also use Primary Care Provider’s form with RHS prior written approval. The forms shall identify the health services provided to Members which shall contain such statistical and descriptive medical and patient data as specified by RHS and Healthcare Plan(s). Encounter information on capitated participating Physician services shall be submitted to RHS within ninety (90) days of the date of service to the Member.

2.4

Referrals: RHS and Healthcare Plan(s) will provide contracted Primary Care Provider, in accordance with Member’s Healthcare Plan, with: (a) a system for getting prior authorization; (b) a system for pre-admission certification for all elective hospital procedures or admissions; (c) a directory of contracted participating providers; (d) a Member encounter reporting process to be implemented in accordance with RHS administrative policies and procedures; (e) at least thirty (30) days prior written notice of any changes to the Covered Services to be provided by contracted Primary Care Provider hereunder. Primary Care Provider agrees to refer in accordance with RHS referral system. The Primary Care Provider shall not refer an RHS and Healthcare Plan(s) Member to another Provider for

Covered Services without prior authorization approval of RHS and Healthcare Plan(s), except in cases of emergency.

2.5

Peer Review/Quality Improvement/Quality Management Programs: RHS and/or Healthcare Plan(s) shall maintain an active, integrated and organized process of peer review as part of its peer-based Quality Improvement and Management programs.

2.6

 Monitoring of Performance: RHS and/or Healthcare Plan(s) shall coordinate and participate in the monitoring of performance and outcome measures of services rendered to Members by Primary Care Provider.

2.7

 Representative: RHS will designate a Provider Specialist who will be available during normal business hours to provide assistance and respond to inquiries from Primary Care Provider.

2.8

 Marketing/Advertising: It is understood that no guarantees are afforded by RHS as to the number of Members who will select Primary Care Provider. RHS will make available to Primary Care Provider approved marketing materials to be used in his/her place of business to advertise their participation with RHS.

Primary Care Provider agrees to allow RHS and Healthcare Plan(s) the right to use the name, trademark, DBA’s, trade name, specialties and other pertinent information concerning the Primary Care Provider for purposes of providing membership and marketing information in the course of RHS and/or Healthcare Plan(s) business, including but not limited to physician roster and/or benefit books.

3.  DUTIES AND RESPONSIBILITIES OF PRIMARY CARE PROVIDER

3.1

Compliance with RHS and Healthcare Plan(s) Rules: Primary Care Provider agrees to be bound by and comply with RHS and Healthcare Plan(s) policies, procedures and rules as promulgated from time to time, which, as now in effect and as hereafter adopted and amended, are incorporated in this Agreement, including without limitation those policies and procedures set forth in RHS and Healthcare Plan(s) Provider Manual. By executing this Agreement, Primary Care Provider acknowledges receipt of such policies, procedures and regulations, including RHS Provider Manual.

3.2

Licensure: Primary Care Provider represents and warrants that Primary Care Provider and all other health professionals employed, retained or in professional association with Primary Care Provider who will provide services under this Agreement are appropriately trained and qualified, licensed and authorized by the State of Florida and all other applicable governmental entities to practice their profession and to perform procedures which are to be provided pursuant to this Agreement. Primary Care Provider covenants that Primary Care Provider and other health professionals employed by or associated with Primary Care Provider shall maintain their licenses and authorizations at all times during the term of this Agreement.

3.3

Credentialing/Re-credentialing Process:

A. Initial Credentialing: Primary Care Provider and all other health professionals (as applicable) employed, retained or in professional association with Primary Care Provider agree to complete a Credentialing application, and to provide appropriate credentialing information to undergo the credentialing process as set forth by RHS policies and procedures. Participation under this Agreement is subject to the credentialing standards established by RHS and Healthcare Plan(s). Primary Care Provider will authorize the release to RHS and Healthcare Plan(s) of any and all information for their Credentialing or Re-Credentialing process. Primary Care Providers will not be compensated by RHS if not compliant with said criteria.

B. Re-Credentialing: For purposes of Re-Credentialing, RHS shall consider quality performance, member satisfaction, compliance with RHS administrative procedures, utilization performance and practice patterns and attitudes as they relate to managed care practices.

3.4

Primary Care Provider Training: Primary Care Provider agrees to receive and participate in Primary Care Provider training as developed by RHS the contents of which may be amended from time to time by RHS and Healthcare Plan(s).

3.5

Primary Care Services:

A. Primary Care Provider agrees to provide Primary Covered Services, in an ethical and legal manner in accordance with professional standards of care in the medical community to all RHS and Healthcare Plan(s) Members.

B. Primary Care Provider agrees to make available Covered Services twenty four (24) hours per day seven (7) days per week including holidays. Primary Care Provider shall maintain adequate personnel and facilities to fulfill the contracted obligations hereunder. Primary Care Provider shall be responsible for the provision, authorization, coordination, supervision, monitoring and overall management of all Covered Services to each of assigned Member in accordance with RHS and Healthcare Plan(s) policies and procedures. In any event, Primary Care Provider shall maintain twenty four (24)-hours-a-day, seven (7)-days-a-week telephone answering service to handle Member calls.

C. Primary Care Provider shall be responsible for providing twenty-four (24) hours-a-day, seven (7) days-a-week on-call coverage to all Members assigned to Primary Care Provider. It is the parties’ intention that Primary Care Provider shall provide substantially all Primary Care Services that are required to be provided to Members under this Agreement and will engage another Primary Care Provider only in extraordinary circumstances. Primary Care Provider shall defend and hold RHS and Healthcare Plan(s), AHCA, OIR, CMS and Members harmless from, and against, any and all claims costs, expenses, losses, damages or other liabilities incurred by RHS and/or Healthcare Plan(s) as a result of the action or inaction of the covering Primary Care Provider.

D. Primary Care Provider agrees that when the need arises, provisions will be made to appropriately communicate with patients in the language or fashion used by Members.

E. Primary Care Provider shall maintain a level of experience through continuing education programs in his/hers particular discipline and shall maintain the educational standards required by Provider’s licensure board when applicable.

F. Primary Care Provider shall cooperate with RHS and Healthcare Plan(s) procedures for timely access to care and Covered Services as required by standards established by Governmental Agencies including CMS. Primary Care provider agrees to provide or arrange for the provision of advice and assistance to Members in Emergency situations. Without limiting any of the foregoing or any other provision herein, the following Covered Services shall be provided to Medicare Members regardless of the absence of prior Authorization by RHS and/or Healthcare Plan(s): (i) screening mammography and influenza vaccinations and (ii) routine and preventive Covered Services for women, as long as Provider is a women’s health specialist. No Medicare Member shall be required to pay any expenses in connection with the provision of influenza or pneumococcal vaccines by any provider, including the payment of any Co-payments or Deductibles. Provider agrees not to charge for any service provided to the Member at a rate in excess of the rates established by this Agreement in accordance with Section 1128B (d)(1), Social Security Act (enacted by Section 4704 of the 1997 Balance Budget Act).

G. Primary Care Provider agrees to post a consumer assistance notice prominently displayed in the reception area and clearly noticeable by all patients. The consumer assistance notice must state the addresses and toll-free numbers as follows:

Agency for Health Care Administration

The Statewide Subscriber Assistance Program

2727 Mahan Drive, Building 1

Mail Stop #27

Tallahassee, Florida 32308

(850) 921-5458

(800) 226-1062

The Department of Financial Services

200 East Gaines Street, Larson Bldg.

Tallahassee, Florida 32399

(800) 342-2762

The consumer assistance notice should also clearly state that provider will provide the address and toll-free telephone number of RHS and the Healthcare Plan(s) grievance department upon request by a Member.

3.6

Verification of Eligibility: Primary Care Provider is responsible for verifying eligibility of RHS and Healthcare Plan(s) Members before rendering services as appropriate. RHS and Healthcare Plan will not be responsible for services provided to non-eligible individuals.

3.7

 Encounter Data Collection Information for Capitated Provider: (When applicable) Primary Care Provider agrees and acknowledges that RHS and Healthcare Plan(s) are required to maintain a health information system that collects, analyzes and integrates all data necessary to compile, evaluate and report certain statistical data related to costs, utilization and quality. Primary Care Provider agrees to submit such information as may be necessary for RHS to fulfill these obligations within a reasonable time frame. The data shall be sufficient to characterize the context and purpose of each encounter between Primary Care Provider and an RHS Member. The information shall consist of statistical and descriptive medical and patient data as specified by RHS. Encounter information shall be submitted to RHS within Ninety (90) days of the date of service to Members. Primary Care Provider agrees to certify in writing at the time of submission of all information to RHS, that all information submitted, including all encounter data, shall be truthful, reliable, accurate and complete. Primary Care Provider agrees to indemnify and hold RHS and/or Healthcare Plan harmless against any loss or damage, including any fines or penalties, RHS and/or Healthcare Plan may incur as a result of Primary Care Provider’s inaccurate or incomplete information.

3.8

 Referral:

A. Referral System: Primary Care Provider agrees to abide by RHS referral system. Except in cases of Emergency or the onset of a condition requiring Urgent Care or Urgently Needed Services, the Primary Care Provider shall coordinate all referral of their assigned Members to another Referral Physician for Covered Services with prior approval of RHS and/or Healthcare Plan(s). Any such referrals shall be made in accordance with RHS policies for the provision of Primary Care Care Services to Members. If Primary Care Provider wishes to refer a Member to a non-contracted Physician, Primary Care Provider must request a referral from RHS in writing and RHS shall be solely responsible for arranging the provision of the non-contracted Primary Care Services. Primary Care Provider further agrees to furnish Referral Physician with complete information on treatment procedures and all pertinent clinical services provided to Member prior to such referral. In the event that Covered Services (other than Emergency Services or Urgently Needed Services) required by a Member are not available from this Referring Physician, non-Participating Primary Care Providers may be utilized with the prior written consent of RHS.

B. Limitation on Self-Referrals: Primary Care Provider shall not refer Members to himself/herself in Primary Care Provider’s capacity as a Referral Physician in another medical discipline, unless Primary Care Provider has secured the prior written approval of RHS, or unless the service is contained on a list of pre-authorized Specialist Services that may be provided by Primary Care Provider.

3.9

 Members Medical Records:

A . Primary Care Provider agrees to recognize and abide by all applicable state and federal laws, regulations and guidelines, including those applicable to the Medicaid and Medicare Programs.

B. Primary Care Provider agrees to maintain appropriate, accurate and complete clinical record entries.

C. Medical records of Members will include the recording of services provided by Primary Care Provider. All such records shall be treated as confidential so as to comply with all HIPAA, federal and state laws and regulations regarding the confidentiality of patient records. Primary Care Provider shall safeguard the privacy of any health information that identifies a particular Member in accordance with HIPAA Laws and agrees that the information from, or copies of, medical records may be released only to authorized individuals. Primary Care Provider shall ensure that unauthorized individuals do not gain access to or alter patient records. Primary Care Provider shall release original medical records only in accordance with HIPAA, federal or state laws, court orders or subpoenas.

D. RHS and Healthcare Plan(s) shall have the right to inspect at reasonable times Primary Care Provider’s facilities and Members’ medical records to comply with RHS and Healthcare Plan(s) Peer Review, Quality Assurance and Utilization Management Programs. RHS and Healthcare Plan(s) shall have the right to inspect and to copy, at RHS and/or Healthcare Plan(s) expense, books, records (any and all) maintained by Primary Care Provider pertaining claims for Primary Care Services under this Agreement. Primary Care Provider shall maintain all such records at his/her principal place of business in the State of Florida.

E. Primary Care Provider shall permit authorized representatives of any state or federal authority or agency, or their respective designees, to inspect Primary Care Provider’s facilities and to review any of the records of services provided to Members, including any books, contracts, medical records, patient care documentation and other records that pertain to (i) the services performed under this Agreement, (ii) reconciliation of benefits liabilities, (iii) determination of amount payable and (iv) other relevant matters as such persons conducting the audit, evaluation or inspection deem necessary. Primary Care Provider shall retain such records and provide such access to any governmental agency, including those agencies listed above, or to RHS and Healthcare Plan(s) for a period of not less than six (6) years after the expiration of this Agreement and retained further if the records are under review or audit until the review or audit is completed; provided that Primary Care Provider shall retain records for a longer period of time than specified if (i) CMS determines that there is a need to maintain a record or group of records for a longer period, (ii) CMS determines that there has been a termination, dispute, fraud or similar fault, in which case the retention may be extended to final resolution of the matter, or (iii) CMS determines that there is a reasonable possibility of fraud, in which case the inspection of records may be conducted at any time. Prior RHS and Healthcare Plan approval for the disposition of records must be requested and approved by RHS and Healthcare Plan(s) if the subcontract is continuous. Without limiting the generality of the foregoing, Primary Care Provider agrees to cooperate, if requested, with any inspection by any of the above listed agencies as a means of evaluation of the quality, appropriateness and timeliness of service performed to Members. These inspections may include inspections of any records pertaining to this Agreement, and the premises, facilities and equipment of Primary Care Provider.

3.10

HIPAA Compliance: Primary Care Provider will use and disclose protected health information and data related to any Member in the manner permitted by State and Federal law, included in this Agreement’s HIPAA Appendix and the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). Primary Care Provider will evaluate and self-certify that Primary Care Provider has appropriate security measures and procedures in place for protecting the health information of any Member. Primary Care Provider further agrees to certify ongoing compliance with HIPAA’s privacy and security provisions. RHS will audit and monitor Primary Care Provider from time to time to assess compliance with this provision.

3.11

Quality Management and Improvement Programs:

A. Primary Care Provider agrees to support and participate in RHS and Healthcare Plan(s) Quality Assurance and Utilization Management Programs and all Peer Review/Quality Improvement/Quality Management programs, as well as in any reasonable internal and external quality assurance, utilization review, peer review, grievances, continuing education and other similar programs of RHS and Healthcare Plan(s) that may be established from time to time by RHS and Healthcare Plan(s) to promote appropriate standards of medical care and to control the cost and monitor the quality of medical services rendered to Members, including without limitation, programs relating to the pre-certification of elective admissions and procedures, referral process and reporting of clinical encounter data. Without limiting the generality of the foregoing, with respect to all Medicare Members being provided Covered Services by Primary Care Provider; Primary Care Provider shall cooperate with and participate in all activities of any independent quality review and improvement organization approved by CMS.

B. Primary Care Provider shall assist RHS and Healthcare Plan(s) in the development and application of the criteria used to evaluate the care that the Primary Care Provider provides to Member. If applicable, Primary Care Provider shall participate in and cooperate with RHS and Healthcare Plan(s) policies, procedures and processes for conducting an initial assessment of each Member’s healthcare needs within ninety (90) days of the effective date of such Member’s enrollment and for identifying Medicare Members with complex or serious medical conditions, assessment of those conditions and the establishment of appropriate treatment plan for those conditions.

C. In conjunction with any such review or program, Primary Care Provider will make available at no charge to RHS and/or Healthcare Plan(s), whatever information is requested by RHS and Healthcare Plan(s). Primary Care Provider further agrees to abide by all of RHS and Healthcare Plan(s) applicable rules and regulations, policies, procedures, missions and principles and acknowledges. Failure to do so shall be sufficient basis for immediate termination of this Agreement by RHS.

3.12 Insurance:

A. Primary Care Provider agrees to maintain such policies of general liability professional liability, and other insurances as are necessary to adequately insure Primary Care Provider and Primary Care Provider’s employees or agents against any claim for damage, arising from personal injuries or death occasioned directly or indirectly in connection with the provision of Covered Services to a Member by Primary Care Provider and Primary Care Provider’s employee or agents. However, in no case will the Primary Care Provider’s reimbursements be less than $250,000 per occurrence and $750,000 in the aggregate, or other such amount as may be currently required by the State of Florida. Primary Care Provider shall keep RHS currently advised of such insurance, including the name of insurer, policy number, nature and extent of coverage, and expiration date and/or about other arrangements pertaining to malpractice protection. Primary Care Provider shall notify RHS not less than ten (10) days prior to any reduction, cancellation, termination or expiration of insurance coverage.

B. If Primary Care Provider has chosen not to carry liability and malpractice insurance, Primary Care Provider must otherwise demonstrate financial responsibility pursuant to terms and conditions contained in Section 459,0085(5)(g) Florida Statutes, Primary Care Provider shall prominently and clearly display written notice visibly to all Members.

C. Primary Care Provider agrees to provide proof of insurance or its equivalent to RHS upon demand and/or on annual renewal.

D. Primary Care Provider agrees to notify RHS of any claim or cause of action by or relating to a Member, filed against Primary Care Provider within five (5) working days of the Primary Care Provider’s knowledge of receipt of such a claim or cause of action has been filed. Provider shall provide RHS with any information regarding such claim or cause of action reasonably requested by RHS.

3.13

Workers’ Compensation: Primary Care Provider agrees to secure and maintain, during the term of this Agreement, workers’ compensation insurance for all employees. Such insurance shall be subject and comply with Florida’s Workers’ Compensation laws.

3.14

Grievances & Disputes: Primary Care Provider agrees to participate in and cooperate with RHS and Healthcare Plan(s) Member Grievance procedures, as enacted by RHS and Healthcare Plan(s) from time to time, including all appeal and expedited appeal processes. Primary Care Provider shall comply with all final determinations rendered in accordance with those procedures. Primary Care Provider agrees to cooperate with RHS and Healthcare Plan in resolving any Members’ grievance(s) related to the provision of Covered Services, including gathering and forwarding information to RHS and Healthcare Plan(s) on a basis that will permit RHS and Healthcare Plan(s) to meet all applicable time frames for disposition of grievances and appeals. Primary Care Provider shall notify RHS of any complaints from Members regarding Primary Care Provider.

3.15

Assignment of New Members by RHS and/or Healthcare Plan: By written notice to Primary Care Provider, RHS or Healthcare Plan(s) Medical Director may suspend assignment of Members to Primary Care Provider if it is determined that Primary Care Provider is not complying with (i) the terms set forth in this Agreement; (ii) RHS or Healthcare Plan(s) policies and procedures; or (iii) RHS requirements for Credentialing or re-Credentialing.

3.16

Non-Discrimination of Members and Acceptance of Members: Primary Care Provider shall observe, protect and promote the rights of Members as patients without regard to race, age, sex, national origin, handicap, religion, place of residence, economic status, health status or healthcare needs, benefit Healthcare Plan or source of payment from such Members, including individuals who have or are currently receiving care from Primary Care Provider for whom payment is being made on a self-pay basis or through other third-party payor program.

3.17

Affirmative Action: Primary Care Provider agrees to abide by the non-discrimination and affirmative action requirements of Executive Order 11246, the Vietnam Era Veterans readjustment Assistance Act of 1974, Section 503 of the Rehabilitation Act of 1973, and the implementing rules and regulations of the Office of Federal Contract Compliance Programs, U.S. Department of Labor, as found in the Code of Federal Regulations, Title 41, Chapter 60.

3.18

Acceptance and Treatment of Members: Primary Care Provider agrees to accept Members as patients as long as Primary Care Provider’s practice is open to new patients in general, unless Primary Care Provider has provided RHS with forty-five (45) days written notice that Primary Care Provider has closed practice to new Patients. In the event of such notice, Primary Care Provider may not accept any new Members under any payor agreement. If Primary Care Provider has closed practice to new Members, Primary Care Provider may reopen practice to new patients upon forty-five (45) days written notice to RHS, in which event after the expiration of such forty-five (45) day grace period Primary Care Provider shall accept members as patients under payor agreements. Primary Care Provider may not refuse to accept Members under this Agreement, except as provided in this Section.

3.19

Transfer of Members and Medical Records:

A. As the provider-patient relationship is a personal one and may become unacceptable to either party; Primary Care Provider may request in writing to RHS that a Member be transferred to another participating Primary Care Provider. However, Primary Care Provider may not seek to have a Member transferred because of the amount of medical services required by that Member or because of the physical condition of that Member. Primary Care Provider acknowledges that Members have a contractual right to request a transfer to another Primary Care Provider.

B. In the event of (a) termination of this Agreement, (b) the selection by a Member of another Primary Care Provider in accordance with RHS and Healthcare Plan(s) procedures, or (c) the approval by RHS of Primary Care Provider’s request to transfer a Member from their practice, to another participating Primary Care Provider, Primary Care Provider agrees to transfer copies of the Member’s medical records, x-rays, and any and all other pertinent data to RHS, and to the new Primary Care Provider as selected by Member, when requested to do so in writing by RHS and/or Healthcare Plan(s) or the Member. This charge shall be billed at a reasonable charge, not to exceed amount as stated in Florida Statute Sec. 395.3025 and shall only be billed to RHS.

3.20

Coordination of Benefits: Primary Care Provider shall cooperate in the implementation of any provisions of RHS and Healthcare Plan(s) agreements relating to coordination of benefits and other third party claims. Primary Care Provider shall bill when requested by RHS any third party payor for services rendered to Members. Primary Care Provider will, when permitted by law, reimburse RHS in the event that payments are received from such payors for Covered Services provided to Members, or assign to RHS and/or the Healthcare Plan(s) all payments owed by such payors, and execute any further documents that may be required or appropriate to permit RHS to bill and process forms for any third party payor on the Primary Care Provider’s behalf or to bill such payors directly, as determined by RHS. Primary Care Provider shall provide referral and assistance with scheduling of Members needing Specialty and Ancillary Covered Services.

3.21

Provision of Non-Covered Services: In the event that the Primary Care Provider shall provide any Member non-Covered Services, Primary Care Provider shall, prior to the provision of such non-Covered Services, inform the Member in writing (1) of the service(s) to be provided, specifying the charges to be billed to the Member, (2) that Healthcare Plan will not pay for or be liable for said services, and (3) that the Member will be financially liable for such services as applicable by law.

3.22

Formulary: Primary Care Provider agrees to comply with RHS and Healthcare Plan(s) prescription formulary, which may be amended from time to time.

3.23

Compensation and Billing Procedures:

A. Primary Care Provider agrees to accept as payment in full, for Covered Services which he/she provides pursuant hereto, the rates as set forth in the Payment Appendix for Primary Care Services rendered to Members.

B. When Primary Care Provider provides Covered Services to Medicare Members with Medicare Part B coverage, Primary Care Provider shall accept the Medicare payment for such Covered Services as payment in full. Primary Care Provider shall attempt to collect payment from third party payors whenever such alternative coverage is available. In the event that third party payments are received, these sums will offset the amount due from RHS.

C. Primary Care Provider agrees to submit to RHS and Healthcare Plan(s) a properly and correctly completed CMS1500 or UB92 Form within ninety (90) days from the date Covered Services are rendered to Members. RHS and/or Healthcare Plan(s) will reimburse Primary Care Provider for services rendered pursuant to a written referral authorized by RHS and Healthcare Plan(s) within thirty (30) days of receipt of a properly completed form. Failure of Primary Care Provider to submit an invoice/referral and written report within 120 days of the date of service will result in forfeiture by Primary Care Provider of funds due the Primary Care Provider under this Agreement. Primary Care Provider agrees not to resubmit any claims already paid or properly previously denied by RHS or Healthcare Plan(s). Claims will be denied payment unless accompanied by the Referral Authorization Form or Referral Authorization Number. All non-authorized claims will be denied. Primary Care Provider will comply with all other applicable payment protocols.

D. Primary Care Provider hereby agrees that in no event, including but not limited to, non-payment, RHS and/or Healthcare Plan(s) insolvency, or breach of this Agreement by either party, shall Primary Care Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member, enrollee, AHCA, OIR, CMS, DOEA or person other than RHS and/or the Healthcare Plan(s) acting on their behalf for services provided pursuant to this Agreement. Without limiting the generality of any of the foregoing, Primary Care Provider shall not balance bill any Member. This provision shall not prohibit collection of Co-payments on RHS and/or the Healthcare Plan(s) behalf made in accordance with the terms of the applicable agreement between RHS and/or the Healthcare Plan(s) and the Member. Primary Care Provider agrees to use reasonable efforts to collect from Members applicable Co-payments. In no event shall Primary Care Provider hold a Member financially responsible for any fees that are the legal responsibility of RHS and/or Healthcare Plan(s). Primary Care Provider further agrees that (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Members, and that (b) this provision supersedes any oral or written contrary agreement now existing or thereafter entered into between Primary Care Provider and Member, or persons on their behalf. The Primary Care Provider agrees to continue providing services to Members through any post insolvency period.

E. Primary Care Provider shall immediately refund to RHS and/or Healthcare Plan(s) any and all sums collected by Primary Care Provider from Members to which Primary Care Provider was not entitled under this Agreement, including the Attachments, Exhibits and Schedules hereto. Such refunds shall take the form of cash payments or setoffs against amounts owed to Primary Care Provider by RHS and/or Healthcare Plan(s). When appropriate, RHS and/or Healthcare Plan shall return to the Member such sums improperly charged by Primary Care Provider.

F. If RHS and/or Healthcare Plan(s) becomes insolvent or otherwise ceases to operate, Primary Care Provider nevertheless agrees that Primary Care Provider’s obligations under this Agreement shall continue in full force with respect to Members assigned to Primary Care Provider for a period equal to the longer of (i) sixty (60) days from the date of RHS and/or Healthcare Plan(s) insolvency, (ii) the period for which premiums have been paid or (iii) the period during which a Member is continuously confined in an inpatient facility; Primary Care Provider shall not bill Members for Covered Services provided during such period. Primary Care Provider further agrees that (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Members, and that (b) this provision supersedes any oral or written contrary agreement now existing or thereafter entered into between Primary Care Provider and Members, or persons on their behalf.

G. Primary Care Provider shall comply with all billing and reporting procedures established by RHS and Healthcare Plan(s) as set forth in the Agreement and in RHS and Healthcare Plan(s) Provider Manuals.

3.24

Facilities & Environment:

A. Primary Care Provider agrees to provide a functionally safe and sanitary environment for all Members. Primary Care Provider further agrees that the medical facilities will a) reasonably accommodate handicapped individuals, b) comply with applicable state and local building code and regulations; c) comply with applicable state and local fire prevention regulations; d) comply with applicable federal laws and regulations; e) are inspected at least annually by the local or state fire control agency; f) contain fire equipment and illuminated signs for cases of emergency evacuation and also offer adequate lighting and ventilation and are clean and properly maintained.

B. Primary Care Provider further agrees that the facility is suitable to handle medical and other emergencies that may arise in connection with services provided. By written notice to Primary Care Provider, RHS and/or Healthcare Plan(s) Medical Director may suspend referral of Members to Primary Care Provider if it is determined that the facts presented indicate that health or safety of Members could be endangered by Primary Care Provider’s continued participation in RHS and Healthcare Plan(s).

3.25

Notice to Relocate: Primary Care Provider is currently providing services to Members at the location(s) of service listed on the Credentialing application. If Primary Care Provider closes, changes, or adds new locations, Primary Care Provider shall notify RHS immediately.

3.26

Signs and Displays: Primary Care Provider hereby consents to display in a visible and prominent place any reasonable card, plaque or similar identifying logo provided by RHS and Healthcare Plan(s) to identify Primary Care Provider to Members.

3.27

Binding Nature of Agreement; Subcontractors: If Primary Care Provider is not an individual but is rather a medical group, facility or other entity whose staff of healthcare professionals consists wholly or partially of employees or independent contractors, Primary Care Provider represents, warrants and covenants that it has the unqualified authority to bind all such employees or contractors to the terms of this Agreement. If Primary Care Provider has any arrangements with subcontractors in connection with the provision of Covered Services to Members, Primary Care Provider shall identify any aspects of service that may be further subcontracted, and ensure that all such subcontracts are duly amended to incorporate the terms contained in this Agreement. Primary Care Provider shall ensure that the terms of this Agreement are included in all future and pending agreements with subcontractors who agree to provide Covered Services to Members. Primary Care Provider further agrees to promptly amend the agreements with subcontractors, in the manner requested by RHS and Healthcare Plan(s), to meet any additional legal requirements. Failure to comply with the terms of this Section shall be cause for the termination of this Agreement by RHS or the exclusion of any non-complying subcontractor from RHS and/or Healthcare Plan(s) list of Participating Providers.

3.28

Notification of Primary Care Provider Status: Primary Care Provider shall immediately notify RHS and Healthcare Plan(s) in writing upon the occurrence of any of the following events:

A. Primary Care Provider’s license in the State of Florida is suspended, revoked, terminated, or subject to terms of probation or other restrictions;

B. Primary Care Provider has become a defendant in any malpractice action, receives any pleadings, notices or demands of claim, or service of process relating to alleged malpractice involving a Member, or is required to pay damages in any such action by way of judgment or settlement;

C. Primary Care Provider becomes the subject of any disciplinary proceeding or action before any Governmental Agency, including the State of Florida department, board, or agency, or a similar entity in any state;

D. Primary Care Provider is convicted of a felony relating directly or indirectly to the practice or conduct of Primary Care Provider’s profession;

E. Primary Care Provider’s clinical privileges at any hospital are being terminated, canceled or suspended;

F. There is a change in Primary Care Provider’s business address;

G. Primary Care Provider becomes incapacitated;

H. An act of nature or any event beyond Primary Care Provider’s reasonable control likely to interrupt all or a portion of the Primary Care Provider’s practice for a period of sixty (60) consecutive calendar days, or which may have a material adverse impact on the Primary Care Provider’s ability to perform his/her/its obligations for this period;

I. Any change in the nature or extent of services rendered by Primary Care Provider;

J. Any material change or addition to the information and disclosures submitted by Primary Care Provider as part of the application for a contract with RHS and Healthcare Plan(s) to provide Covered Services to Members;

K. Any other act, event, occurrence or the like that might materially impact Primary Care Provider’s ability to carry out his/her/its duties and obligations to Members;

L. Primary Care Provider, if a corporation, professional association or partnership, shall similarly notify RHS and Healthcare Plan(s) of the occurrence of any of the above events with respect to a physician or other health professional who owns, is employed by or is affiliated with Primary Care Provider.

4.  GOVERNMENTAL REQUIREMETS

4.1

Maintenance of Records: Primary Care Provider agrees to maintain complete and accurate fiscal records, as well as medical and social records applying solely to RHS and Healthcare Plan(s) members for whom the Primary Care Provider has claimed and received payment. Primary Care Provider shall maintain such records as are necessary for evaluation of the quality, appropriateness and timeliness of service performed under this Agreement. Said records will be made available for fiscal audit, medical audit, medical review, utilization management, AHCA audit and other periodic monitoring upon request of authorized representatives of RHS and/or Healthcare Plan(s) or a Governmental Agency. Primary Care Provider further agrees to comply with requirements issued as a result of any such inspection or audit. Primary Care Provider further agrees to pay RHS and/or Health Plan(s) within thirty (30) calendar days after RHS and/or Healthcare Plan(s) demand for such payment any and all amounts determined to be payable to RHS and/or Healthcare Plan(s) by Primary Care Provider as a result of such audit and any state and federal disallowance’s lawfully imposed on RHS and/or Healthcare Plan(s) as a result of Primary Care Provider’s failure to abide by the terms of this Agreement. Said records shall be retained for a period of at least six (6) years after starting date of the applicable retention period or until resolution of any ongoing audit occurs.

4.2

Indemnification:

A. RHS and Healthcare Plan(s) Indemnification: RHS agrees to indemnify, defend and hold harmless Provider, his/her/its employees, agents, independent contractors, officers and directors, AHCA, DOEA, and RHS Members/Patients against any and all claims, damages, causes of action, cost or expense, including court costs and reasonable attorney’s fees which may arise and/or be incurred in connection with or as a result of the grossly negligent or willfully wrongful performance of RHS and/or Healthcare Plan(s) under this Agreement. This clause shall survive termination of this Agreement regardless of the reason for termination, including breach of this Agreement due to insolvency.

B. Provider Indemnification: Primary Care Provider shall indemnify, defend and hold harmless RHS and/or Healthcare Plan(s), its employees, agents, independent contractors, officers and Board of Directors, AHCA, DOEA, OIR, CMS and Members from and against all claims, damages, causes of action, cost or expense, including court costs and reasonable attorney’s fees, which may arise from any negligent act or other wrongful conduct by Primary Care Provider under this Agreement. This clause shall survive termination of this Agreement regardless of the reason for termination, including breach of this Agreement due to insolvency.

4.3

Independent Primary Care Provider: It is expressly agreed that RHS and Primary Care Provider, in the performance of their obligations under this Agreement, are at all times performing as independent contractors. No act, work, commission, or omission by party, its agents, servants, contractors, or employees, pursuant to the terms and conditions of this Agreement shall be construed to make or render RHS or Primary Care Provider an agent, servant, employee of, or joint venture with, the other. Primary Care Provider shall be solely responsible and liable for all medical care, advice and treatments rendered or prescribed to Members.

4.4

Non-Discrimination by RHS: RHS will not discriminate with respect to participation, reimbursement, or indemnification as to any Primary Care Provider who is acting within the scope of the Primary Care Provider’s license, or certification under applicable state law, solely on the basis of such license, or certification, in accordance with Section 4704 of the Balanced Budget Act of 1997.

4.5

Conformance with Florida Statute:

A. Pursuant to Florida Statute 641.315(9), nothing contained herein shall be construed to prohibit Primary Care Provider from providing inpatient services in a Healthcare Plan participating hospital to a Member if such services are determined to be Medically Necessary and Covered Services.

B. Pursuant to Florida Statute 641.315(10), nothing contained herein shall be construed to require Primary Care Provider to contract for more than one Healthcare Plan product, or otherwise be excluded.

C. Pursuant to Florida Statute 641.315(6), nothing contained herein shall be construed to prohibit or restrict the Primary Care Provider from entering into a commercial contract with any other contractor.

5.  PARTICIPATION AS A MEDICARE AND MEDICAID PRIMARY CARE PROVIDER

5.1

Medicare and Medicaid Participation: Primary Care Provider hereby represents and warrants that Primary Care Provider is a Medicare certified Primary Care Provider in good standing under the Federal Medicare Program (Title XVIII of the Social Security Act, as amended) and that Primary Care Provider will use his/hers/its best efforts to maintain this good standing. Primary Care Provider hereby represents and warrants that Provider is eligible for participation in the Medicaid program; however, the provider is not required to participate in the Medicaid program as an RHS Medicaid Primary Care Provider. If, for any reason, Primary Care Provider receives notice of any sanction from the Medicare or Medicaid Programs, Primary Care Provider agrees to notify RHS promptly of the sanction. Primary Care Provider shall not employ or contract with any individual who is excluded from participation in the Medicare or Medicaid programs under sections 1128 or 1128A of the Social Security Act (or with an entity that employs or contracts with such an individual) for the provision of any health or administrative services, including, without limitation, healthcare services, utilization review or medical social work. Primary Care Provider agrees and acknowledges that RHS and/or Healthcare Plan(s) receives payment for Covered Services in whole or in part, directly or indirectly, from federal funds and to the extent Primary Care Provider treats Members for whom RHS and/or Healthcare Plan(s) receives federal funds and delegates Covered Services to RHS and/or Healthcare Plan(s) (e.g. Medicare and Medicaid Members), Primary Care Provider is subject to certain laws that are applicable to individuals and entities receiving federal funds.

6.  CONFIDENTIALITY

6.1

Confidential Information: Primary Care Provider agrees that all information regarding RHS and/or Healthcare Plan(s) and Plan Members is highly confidential. Primary Care Provider further acknowledges that all such information is confidential and proprietary to RHS and/or Healthcare Plan(s) and that such confidential information shall not be disclosed or used for Primary Care Provider’s own or any other entity’s benefit or gain either during the term of this Agreement or after the date of expiration or termination of this Agreement for any reason without RHS and/or Healthcare Plan(s) written consent unless required by law. RHS and/or Healthcare Plan(s) and Primary Care Provider agree and acknowledge that this section shall survive the termination of this Agreement. Parties further agree that any violation of this Section by Primary Care Provider shall result in irreparable injury to RHS and/or Healthcare Plan(s) and, therefore, in addition to any remedies otherwise available to RHS and Healthcare Plan(s), RHS and Healthcare Plan(s) shall be entitled to injunctive or equitable relief to enjoin or restrain Primary Care Provider or any related individual from violating this Section.

7.  TERM AND TERMINATION

7.1

Term: The term of this Agreement shall commence as first written above, and shall continue in effect for one (1) year from the date hereof. Thereafter, this Agreement shall automatically renew for additional one (1) year terms on each anniversary date of the effective date of this Agreement unless and until (a) either party notifies the other party of its intention not to renew this Agreement at least ninety (90) days prior to the immediately following anniversary date of this Agreement or (b) this Agreement is earlier terminated as provided herein.

7.2

Immediate Automatic Termination: This Agreement shall terminate immediately in the event that the Primary Care Provider’s license, or the license of any of the principal associated with Primary Care Provider or other health professionals in association with Primary Care Provider, is revoked in any State, or if Primary Care Provider or any of the providers or health professionals associated or affiliated with Primary Care Provider is convicted of a felony or a crime involving moral turpitude.

7.3

Termination for Cause by RHS: This Agreement may be terminated immediately by RHS and/or at the request of the Healthcare Plan(s) for cause. “Cause” for immediate termination is the following:

A. Primary Care Provider’s failure to obtain or maintain Medicare or Medicaid approved Primary Care Provider status;

B. Material breach of terms and conditions of this Agreement;

C. The willful breach, habitual neglect, or continued failure of Primary Care Provider to abide with RHS and/or Healthcare Plan(s) rules, procedures, policies or any other activity for which Primary Care Provider has received notice;

D. Commission of an act of fraud or theft by Primary Care Provider;

E. Failure of Primary Care Provider to comply with community standards of care;

F. Failure of Primary Care Provider to meet Credentialing or Re-credentialing standards and requirements of RHS;

G. Good faith determination by RHS and/or Healthcare Plan(s) that continuation of Agreement may result in danger to the health, safety or welfare of any Member;

H. Primary Care Provider entering into a private contract with a Medicare Member.

For purposes of this Section, if Primary Care Provider is a corporation, professional association or partnership, the term Primary Care Provider shall include a physician or other health professional who owns, is employed by, or is affiliated with Primary Care Provider.

7.4

Termination for Cause by Primary Care Provider: Primary Care Provider may terminate this Agreement for cause upon thirty (30) days written notice, which notice shall set forth the ground for termination, and RHS failure to cure such breach within such thirty (30) day period. “Cause” is limited to the following for purposes of this Section:

A. a material breach of any provisions of this Agreement by RHS. Non-payment by RHS for goods or services rendered by Primary Care Provider shall not be a valid reason for avoiding the sixty (60) days advance notice of cancellation;

B. a conviction for an act of fraud or theft by RHS against Primary Care Provider.

7.5

Termination Without Cause: Notwithstanding the foregoing, either party may terminate this Agreement with or without cause, upon sixty (60) days written notice to the other party hereto.

7.6

Termination of Medicaid or Medicare Contract: Unless otherwise agreed to between Healthcare Plan and the State of Florida’s AHCA, this Agreement will automatically terminate (with respect to Medicaid Members only) upon the termination or non-renewal of the Medicaid contract between AHCA and Healthcare Plan(s) (the “Medicaid Contract”). Additionally, unless otherwise agreed to between Healthcare Plan(s) and CMS, this Agreement will terminate (with respect to Medicare Members only) upon the termination or non-renewal of the Medicare provider agreement between CMS/DHHS and the Healthcare Plan(s) (the “Medicare Agreement”). RHS will give notice to Primary Care Provider of the non-renewal or termination of the Healthcare Plan(s) Medicaid Contract or the Medicare Agreement and the date on which such will expire or terminate. The termination of the Medicaid Contract or the Medicare Agreement shall have no effect on this Agreement as to Members other than Medicaid or Medicare Members and with respect to such other Members this Agreement shall remain in full force and effect and enforceable by or against either party in accordance with its terms.

7.7

 Notice of Termination: Party initiating termination shall provide AHCA, DOEA and OIR with sixty (60) days’ notice of any intended termination of the Agreement. RHS will inform the Healthcare Plan, who in turn shall provide notice of any such termination by Primary Care Provider to AHCA, DOEA and OIR within ten (10) days of receipt of such notice.

7.8

 Obligation Upon Termination:

A. In the event this Agreement is terminated for any reason, Primary Care Provider shall complete the course of treatment of any Member then receiving treatment in accordance with the terms hereof until provision has been made by RHS and/or Healthcare Plan(s) for the reassignment of such Member to another Participating Primary Care Provider for further treatment, it being understood that the obligation of Primary Care Provider under this Agreement to the extent they pertain to Primary Care Services provided prior to termination, shall survive termination. Primary Care Provider shall continue to provide services through any post insolvency period. Payment to Primary Care Provider for such services beyond termination date shall be made under the same terms and conditions as provided for under this Agreement.

B. Notwithstanding the termination of this Agreement, Primary Care Provider shall not be released from any obligation which is intended to continue past the termination of this Agreement, as set forth herein, including, without limitation, Primary Care Provider’s obligations to not seek compensation from Members for services provided prior to termination. In addition, upon the termination of this Agreement, Primary Care Provider shall continue to provide treatment to Members who are under a course of treatment and have selected Primary Care Provider as their Provider for the longer of 180 days after termination of this Agreement or through the period for which a premium has been paid to Healthcare Plan(s) and for which Healthcare Plan(s) has paid RHS; provided further that Primary Care Provider (if applicable) shall provide Covered Services to Members who are (i) in inpatient facilities, including hospitals and skilled nursing facilities, until the longer of (a) their discharge from such facilities, (b) 180 days after termination of this Agreement or (c) through the period for which a premium has been paid to Healthcare Plan(s) and for which Healthcare Plan(s) has paid RHS; and (ii) in the third trimester of pregnancy through completion of postpartum care.

C. Upon the termination of this Agreement, Primary Care Provider agrees to return any and all RHS and Healthcare Plan(s) provided materials, provider manuals, or other documentation, related to its business, including all copies thereof, whether authorized or not to RHS and/or Healthcare Plan(s).

D. Following termination of this Agreement, Primary Care Provider will cooperate with RHS and Healthcare Plan(s) in the orderly transfer of (i) Members that may have been assigned or referred to Primary Care Provider, and (ii) the Members Medical Records.

7.9

Order by Department of Financial Services: This Agreement may be terminated upon issuance of an order by the OIR requiring such termination pursuant to section 641.234(3), Florida Statute, or any successor statute.

7.10

Explanation or Reason for Termination: In the event of a termination or suspension by RHS of a Primary Care Provider who is a physician or other healthcare professional who provides Covered Services to Medicare Members, any written notice of suspension or termination shall include the following, to the extent applicable: (a) the reason for termination; (b) the standards and profiling data used by RHS to evaluate Primary Care Provider; (c) the numbers and mix of physicians who are Participating Providers. In the event of any termination of a Primary Care Provider who is a physician or other healthcare professional, Healthcare Plan(s): shall provide Primary Care Provider a statement regarding Provider’s appeal rights under RHS and Healthcare Plan(s) policies and procedures, including the process and timing for requesting a hearing. In the event of any termination of this Agreement by Primary Care Provider, Primary Care Provider shall provide RHS written notice of the reason for termination.

8. NON-SOLICITATION

8.1

Non-Solicitation:

A. During the effective term of this Agreement and any of its amendments, and for a period of one (1) year following the termination or non-renewal of this Agreement or any of its amendments for any reason, Primary Care Provider shall not apply directly to, join or become a Primary Care Provider with any Healthcare Plan(s) that are directly contracted or doing business with RHS or for previous (1) year prior to termination or non-renewal; Primary Care Provider shall not directly cause any Member to dis-enroll from RHS or the Healthcare Plan(s) affiliated with RHS, except for pre-existing Patients as defined herein. By way of example but not limitation, Primary Care Provider shall not solicit Members through meetings, visits, telephone calls, or individual letters. For purposes of this Section, the term “pre-existing Patient” shall mean a person who received medical treatment or advise on no less than three (3) separate dates from Primary Care Provider prior to the Effective Date of this Agreement, and who was not, immediately prior to the Effective Date of this Agreement, enrolled in the Healthcare Plan(s). This Section shall survive the termination of this Agreement.

B. In the event of an actual or threatened breach by Primary Care Provider of this Agreement, RHS and/or Healthcare Plan(s) shall be entitled to an injunction restraining Primary Care Provider from the prohibited conduct. If the court should hold that the duration and/or scope of the covenants contained in this Section are unreasonable, then, to the extent permitted by law, the court may prescribe duration and/or scope that is reasonable; and RHS and Primary Care Provider agree to accept such action or proceeding. Nothing in this Agreement is intended to prohibit or restrict Primary Care Provider from advising a Member about (1) the Member’s health status, determination, subject to their rights of appeal. Nothing herein shall be construed as prohibiting Healthcare Plan(s) from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from Primary Care Provider. In the event of any action or proceeding to enforce the provisions of this Section, the prevailing party shall be reimbursed by other party for all costs and attorneys’ fees incurred in such action or proceeding, medical care, or treatment options (such as alternative treatments that may be self-administered), including providing sufficient information to the Member to provide an opportunity to decide among all relevant treatment options, (2) the risks, benefits and consequences of treatment or non-treatment, and (3) the opportunity for the Member to refuse treatment and express preferences about future treatment decisions. Primary Care Provider must provide information regarding treatment options in a culturally competent manner, including the option of no treatment. Primary Care Provider must assure that individuals with disabilities are furnished with effective communications in making decisions regarding treatment options.

9. GENERAL TERMS

9.1

Modification and Assignment of this Agreement: The terms and sections included hereunto and the Agreement executed by the parties together embody all of the terms and conditions relating to the Agreement between the parties, and all oral and parole representations or statements made by either party prior to the execution of this Agreement are merged herein. RHS may amend this Agreement and any Addendum, Schedule or Attachment hereto upon thirty (30) days written notice to Primary Care Provider, which notice shall include information regarding a change in benefits, Co-payments and applicable policies and procedures. Primary Care Provider shall be bound to any such amendments unless Primary Care Provider provides RHS notice of objection to such modification in writing within the thirty (30) days notice period. In addition, RHS may amend this Agreement to comply with the requirements of state and federal governmental agencies, and shall give written notice to Primary Care Provider of such amendment and its effective date. Unless such Governmental Agencies direct otherwise, the signature of Primary Care Provider will not be required to give effect to such amendment. Except as described above, the provisions of this Agreement may not be amended, supplemented, waived or changed orally or by course of conduct of the parties but only by a written and signed document by the party by whom enforcement is sought and which shall make specific reference to this Agreement. This Agreement, being intended to secure the services of and being personal to the Primary Care Provider, shall not be assigned, sublet, delegated, or transferred, in whole or in part, by

Primary Care Provider without the prior written consent of RHS, which consent shall not be unreasonably withheld. If either party decides not to terminate the Agreement, even though it has the right to do so in a particular instance, such decision shall not be considered a waiver of its right to terminate on a future occasion of the same or any other reason.

9.2

Severability: The invalidity or unenforceability of any terms or provisions herein shall in no way affect the validity or enforceability of any other terms or provisions.

9.3

Headings: All section headings contained in this Agreement are to be considered for reference purposes only, and are not intended to define or limit the scope of any provisions of this Agreement

9.4

Entire Agreement: This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties, and together with all Attachments, Addenda, Schedules and other appendices to it, shall be considered as the Agreement by and between RHS and Primary Care Provider.

9.5

Conformance with Law: Each party agrees to carry out all activities undertaken by it pursuant to this Agreement in conformance with all applicable federal, state and local laws, rules and regulations and the Medicaid, Medicare or Other Agency contract with RHS and/or Healthcare Plan(s) and the Healthcare Plan(s) contract with RHS. Without limiting the generality of the foregoing, Primary Care Provider agrees to comply with all applicable Medicare laws, regulations and CMS instructions, as applicable, and all applicable federal, state and local laws, rules and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1975, the Rehabilitation Act of 1973, the Americans with Disabilities Act and other laws applicable to recipients of federal funds. Primary Care Provider shall require that all healthcare professionals employed by or under contract with Primary Care Provider render Covered Services in accordance with this provision. This Agreement shall be automatically amended to the extent necessary to comply with the requirements of the state and/or federal law. In the event that any provision in this Agreement conflicts with the requirements of any applicable Medicare and/or Medicaid program provision, this Agreement shall be deemed modified to comply with such provisions of those programs.

9.6

Governing Law: This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Florida. Any action by any party whether at law or in equity, shall be commenced and maintained and venue shall exclusively be in the State of Florida.

9.7

Third Party Beneficiaries: This Agreement shall not be construed to create any third party beneficiaries, including without limitation to Plan(s) Members.

9.8

Cumulative Remedies: Remedies provided for in this Agreement shall be in addition to and not in lieu of any other remedies available to either party and shall not be deemed waivers or substitutions for any action or remedy the parties may have under law or equity.

9.9

Gender and Number: When the context of this Agreement requires, the gender of all words shall include the masculine, feminine, neuter and the number of all words shall include the singular and plural.

9.10

Execution: This Agreement and any Amendments may be executed in multiple originals, each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

9.11

Force Majeure: Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party’s employees, or any similar or dissimilar cause beyond the reasonable control of either party; provided, however, in the event the provision of Covered Services is substantially interrupted, RHS shall have the right to terminate this Agreement upon ten (10) days prior written notice to Primary Care Provider.

9.12

Authority: Each signatory to this Agreement represents and warrants that he/she possesses all necessary capacity and authority to act for, sign and bind the respective entity on whose behalf he/she is signing.

9.13

Costs and Fees: In the event of any litigation by any party to enforce or defend its rights under the Agreement, the prevailing party, in addition to all other relief, shall be entitled to reasonable attorney’s fees.

9.14

Assignment: This Agreement may not be assigned by Primary Care Provider without the written consent of RHS, except that RHS may assign, delegate, subcontract or otherwise transfer its rights, obligations and/or interest under this Agreement to any successor to RHS which shall assume responsibility for performance hereunder.

9.15

Medical Technology Upgrades: RHS believes that real-time and comprehensive communication is essential for providing the best quality-oriented, cost-effective healthcare. From time to time RHS will introduce new technology to benefit the Member, Provider Network Administrator and Healthcare Plan(s) communications. This technology would range from simple update of office computer hardware and internet connections, office communications, website design, and telemedicine services. Provider agrees to assist in the reasonable facilitation and use of such technology.

9.16

Notices: Any notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or five (5) days after such notice is mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such party as follows:

If to Primary Care Provider:

_________________________________

PRIMARY CARE PROVIDER NAME

_________________________________

ATTENTION

_________________________________

ADDRESS

_________________________________

CITY, STATE, ZIP

If to Healthcare Plan:

Renaissance Health System of Florida, Inc.

Attn: President

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

or such other addresses shall be furnished in writing by any party to the other party.

10. PAYMENT DUE TO PRIMARY CARE PROVIDER

10.1

Billing/Payment Address: Please provide address where payment due to Primary Care Provider should be sent:

_____________________________________________________

Name

_____________________________________________________

Attention

_____________________________________________________

Address

_____________________________________________________

City, State and Zip Code

THIS SPACE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

Renaissance Health System	PRIMARY CARE PROVIDER:
of Florida Inc. (RHS)

3420 Fairlane Farms Road,
Suite C
Wellington, Florida 33414

561-798-9800 office	Telephone:
561-296-3456 fax	Fax Number:

(Signature of Authorized Agent)	(Signature of Authorized Agent)

NAME: Barbara A. Roqueta	NAME: _____________________________
TITLE: VP, Provider Operations	TITLE: _____________________________
DATE	Date:
TAX ID #:

Incorporated by Reference Attachments:

�� Definition Appendix

�� Payment Appendix

�� HIPAA Appendix

�� Group Practice Appendix

DEFINITION APPENDIX

PRIMARY CARE PROVIDER AGREEMENT

1.

Agreement means this Primary Care Agreement between RHS and Primary Care Provider.

2.

Authorization or Authorized means a determination made by or on behalf of RHS, that specifies non-Emergency Services or supplies to be provided, or arranged, or Emergency Services which were provided or arranged, including without limitation, the extent and duration of such Covered Services, are or were Medically Necessary and meet standards and criteria established by RHS and Healthcare Plan(s) for such Covered Services.

3.

Authorization Number means the unique number base on medical necessity assigned by RHS to a Member upon approval of a request for a particular Covered Service to be provided or arranged, or which have been provided in case of an emergency.

4.

Benefit Healthcare Plan(s) means the contract which sets forth the terms and conditions governing the relationship between the Healthcare Plan(s) and Members.

5.

Capitation Payments means the predetermined monthly fee paid by RHS to Provider in consideration of the Agreement of Primary Care Provider to provide Covered Services to Members who have been assigned to Provider. To the extent a fee of this nature is paid to Primary Care Provider under this Agreement, such fee is calculated on the basis of the formula(s) set forth in the Payment Appendix.

6.

CHS “Community Health System” means a fully integrated, geographically specific, provider network administered by Renaissance Health System of Florida Inc., (RHS) delegated and on behalf of Healthcare Plan(s) affiliates.

7.

Clean Claim means a completed CMS 1500 / UB92 Form or other HIPAA compliant standard billing form providing the same information.

8.

CMS means the Centers for Medicare and Medicaid Services of the U.S. Department of Health and Human Services (CMS was formerly referred to as the Health Care Financing Administration or "HCFA ").

9.

Co-payment means an expressed dollar or percentage amount for a given Covered Service which, under the terms of the Benefit Healthcare Plan(s) is required to be paid by the Member directly to the Provider.

10.

Covered Services means those healthcare services which are eligible for reimbursement to which Members are entitled to receive coverage under the terms of Healthcare Plan(s) Benefits Plan or other form of agreement and are Medically Necessary as determined by RHS and/or Healthcare Plan(s).

11.  Covering Physician means a duly licensed Doctor of Medicine or Osteopathy under the laws of the State of Florida, who has entered into an Agreement, either oral or written, with Primary Care Provider to provide Covered Services to Member when Provider is not available. A Covering Physician must meet the requirements set forth by the Member's Healthcare Plan(s) and shall be required to abide by all terms and conditions of this Agreement.

12.

Coordination of Benefits means when a Member is enrolled in more than one Healthcare Plan(s) and a determination is made as to which of the two or more Benefit Plans will pay for those Covered Services as the primary payor and which will pay as the secondary payor, and/or as the tertiary payor.

 13.

Credential or Credentialing means the process of verifying and evaluating information given to RHS by the Primary Care Provider, including, but not limited to the Provider's license, education, malpractice, claim information, training, insurance, areas of practice and sanctions to determine that Primary Care Provider is of good professional reputation and capable of providing Covered Services to Members.

14.

Customary Charge means the fee for a medical service which is no greater than the average and prevailing charge for the same service in the same geographic community, or in a geographic community which is similar to that in which the service is rendered.

15.

Deductible means the amount a Member is required to pay by the Benefit Healthcare Plan(s) before a claim for benefits by the Member is eligible for reimbursement by RHS.

16.

Effective Date means the effective date of this Agreement which shall be the date this Agreement is executed by RHS.

17.

Fee for Service means a payment structure in which reimbursement is paid to Primary Care Provider based on mutually agreed upon rates for Covered Services rendered to Members.

18.

Governmental Agencies means any local, state or federal government agency or entity with regulatory or other authority over Healthcare Plan(s), this Agreement or any Participating Provider, including, but not limited to:

o

AHCA: State of Florida Agency for Health Care Administration

o

DOEA: Florida Department of Elder Affairs

o

CMS: Centers for Medicare and Medicaid Services

o

DHHS: U.S. Department of Health and Human Services

o

DCFS: Florida Department of Children and Family Services

o

GAO: U.S. Government Accounting Office

o

OIG: Office of the Inspector General

o

OIR: Office of Insurance Regulation

19.  Healthcare Plan(s)/Payor(s) means a state and/or federal licensed Managed Healthcare Organization (HMO), Insurance Company, Preferred Provider Organization (PPO) Provider Sponsored Organization (PSO), Provider Sponsored Network (PSN), Association Health Plan (AHP), or other entity licensed to underwrite, accept discounted fee for service compensation, discount card or otherwise provide healthcare coverage and benefits in exchange for prepayment or premium paid to RHS and/or Healthcare Plan(s), Membership paid to RHS and/or Healthcare Plan(s) directly or payments made by Plan(s) to RHS on behalf of, Plan Members/Patients in the geographic area where Provider provides Covered Services to enable RHS and/or Healthcare Plan(s) Members to have access to healthcare providers in RHS and/or Healthcare Plan(s) Network of providers’ negotiated rates.

20.

Medical Director means a Physician or his/her designee who has been assigned by Healthcare Plan(s) or RHS to monitor and implement the provision of Covered Services to Members.

21.

Medical Emergency means a situation in which healthcare services are administered to a Member for the treatment of a suddenly occurring condition, if delaying the performance of such service would threaten the life or limb of the Member or result in permanent disfigurement, potential or permanent disability, or severe pain.

22.

Medically Necessary Services means those Covered Services or supplies received by a Member for which Healthcare Plan(s) or RHS, through its Medical Director and acceptable guidelines, determines to be: (a) consistent with the symptoms or diagnosis and treatment of Member's condition; (b) appropriate with regard to standards of good medical practice within the community; (c) not primarily for the convenience of Member, Member's family, his/her Physician, hospital, or other healthcare Provider; and (d) the most appropriate supply or level of service which can be safely provided to Member, consistent with Member's Benefit Healthcare Plan(s).

23.

Member Participant (Eligible Person) means an individual who is entitled to benefits and who on the date Covered Services are rendered has satisfied the eligibility requirements under the benefit Healthcare Plan(s).

24.

Member (Subscriber) Agreement means an agreement between Healthcare Plan(s) and an Individual Subscriber by which such individual and his/her eligible dependents, if any, are entitled to become Members of Healthcare Plan (s) in accordance with the terms of such agreement. In the event that RHS has a Contract with a Healthcare Plan(s) to serve Medicare and Medicaid recipients, the definition of Member shall also include enrolled individuals from the Medicare or Medicaid populations.

25.

Participating Provider means a healthcare provider and facility that has a written participation Agreement with RHS, to provide Covered Services.

26.

Peer Review/Quality Improvement/Quality Management means a program for reviewing and making determinations regarding the quality of the performance of Covered Services rendered to Members, to include the review of the timeliness, quality and appropriateness of medical care by the Quality Assurance and Utilization Management Committee (QA/UM Committee) independent peer review, quality review and improvement organizations.

27.

Primary Care Provider means a Participating Provider who practices as a General or Family Practitioner, Internist, Pediatrician, OB/GYN or other specialty who supervises, coordinates and provides Primary Care Services and patient management to Members, including the initiation of their referral for Specialty Services and other non-Primary Care Providers Covered Services, and who meet all the other requirements for Primary Care Providers contained in this Agreement.

28.

Primary Care Services means those Covered Services customarily provided by a Primary Care Provider in his/her office and included in the Primary Care Covered Services Appendix.

29.

Provider Manual means a manual of policies, procedures, and administrative practices applicable to RHS and Healthcare Plan(s). RHS will publish and amend such manual from time to time and make available to Primary Care Provider.

30.

Specialty Provider means a Participating Provider who is appropriately qualified in a certain medical specialty who provides Covered Services to Members within the range of such specialty, who elects to be designated as a Specialty Provider by RHS and who meets all other requirements for Specialty Provider contained in the Agreement between RHS and Specialty Provider.

31.

Specialty Services means those services of a Specialty Provider, within the scope of the Board certified or Board eligible designation applicable to the specialties, that are (i) provided upon the referral of a Primary Care Provider pursuant to RHS rules and regulations, (ii) Covered Services.

32.

Service Area means the geographical area set forth in the Payment Appendix.

33.

Utilization Management Program means the process designed to review and determine, on a prospective, concurrent, and/or retrospective basis whether the medical procedure provided to a Member pursuant to the terms of the Benefit Healthcare Plan(s) and this Agreement is a Medically Necessary Service.

34.

Urgent Care means care provided for those problems which, though not life-threatening, could result in serious injury or disability unless medical attention is received (e.g., high fever, animal bites, fractures, severe pain) or do substantially restrict a Member's activity (e.g., infectious illnesses, flu, respiratory ailments, etc.).

35.

Urgently Needed Services means such Covered Services are Medically Necessary and immediately required (i) as a result of an unforeseen illness, injury, or condition; and (ii) it was not reasonable given the circumstances to obtain the Covered Services through a Participating Provider.

 “PAYMENT APPENDIX”

PRIMARY CARE PROVIDER AGREEMENT

COVERED SERVICES AND COMPENSATION SCHEDULE

This Payment Appendix is made between RHS and _____________________________, Primary Care Provider, effective on the 1st day of __________________ 2005. The purpose of this Payment Appendix is limited to the terms and conditions governing the provision of Covered Services and any Compensation to Primary Care Provider for ______________________________ Services. Service will be provided in ___________________ County/Counties.

For the provision of Primary Care Services to a Member, RHS will pay Primary Care Provider for authorized Covered Services rendered to RHS/Healthcare Plan(s) Members according to the Compensation Fee Schedule below, less any applicable Member Co-payments and/or Deductibles. For all billing requirements refer back to Section 2.3 of this Primary Care Service Provider Agreement.

Capitation Fee Schedule

Medicare Members: Monthly Capitation payments to Provider for the provision of Primary Care Services for Covered Services to Medicare Members shall be made to the Provider on or before the 10th of the month and shall be determined according to the Membership formula below for which there will be no risk to the Provider (the parties acknowledge and agree that the descriptions of Covered Services set forth are also subject to the terms and conditions of the Members Benefit Healthcare Plan).

Rates:

• $_______________ Per Member Per Month

• $_______________ PMPM for less than 200 Members

• $_______________ PMPM from 201 to 400 Members

• $_______________ PMPM from 401 to 600 Members

• $_______________ PMPM 601 Members and above

Calculation of Primary Care Capitation: RHS has established the above mentioned rates, among other things, to encourage Primary Care Provider to deliver high quality healthcare to Member. Performance benchmarks may include, but are not limited to, preventive medicine, Member’s satisfaction data, and requirements as set forth by the Member’s Healthcare Plan (such as the submission of encounter data.) The Primary Care Provider will continue to receive the above mentioned Capitation Rates so long as it is determined by RHS that the Primary Care Provider’s intent is to provide the Member with all the services outlined in this Agreement’s “Primary Care Covered Services Appendix” and that the Primary Care Providers utilization practices are in accordance with the benchmarks set forth by RHS.

Claim Submission and Fee For Service Payment Provisions

The obligation for payment under this Agreement for Primary Care Services rendered to a Member is solely that of RHS and/or Healthcare Plan(s). Unless otherwise specified in Agreement or required by applicable statutes and regulations, Primary Care Provider shall bill for covered services rendered to Members within ninety (90) days from date of service. RHS shall make payment to Primary Care Provider within thirty (30) days following RHS receipt of all information necessary to process a valid clean claim.

Primary Care Provider shall accept as payment in full for services rendered to Members such amounts as are paid by RHS and/or Healthcare Plan(s) pursuant to this Appendix and shall not bill Members for non-payment, which result from RHS reimbursement methodologies. In no event shall Primary Care Provider bill a Member for the difference between customary charges and the amount Primary Care Provider has agreed to accept as full reimbursement under this Agreement.

Primary Care Provider is entitled to collect co-payments from Members as approved by Members Benefit Healthcare Plan.

Primary Care Provider may collect payment from the Member, if RHS and/or Healthcare Plan(s) deny payment for services rendered by Primary Care Provider on grounds that the services are not covered or defined under the Member’s Benefit Healthcare Plan. Primary Care Provider shall not collect payment from the Member for the services unless Primary Care Provider first obtains the Member’s written consent.

Primary Care Provider shall submit claims for services in CMS 1500 claim forms using approved Medicare CPT Codes. Primary Care Provider shall include in the claim form, all requested Member information, service rendered to a Member and charges during a single instance of service, as applicable, Primary Care Provider’s federal tax identification number, and/or other identifiers requested by RHS and/or Healthcare Plan(s). Primary Care Provider shall not bill the Member for any services if Primary Care Provider fails to submit claims in accordance with the above provisions.

RHS and/or Healthcare Plan(s) shall have the right to make, and Primary Care Provider shall have the right to request, corrective adjustments to a previous payment provided, however, RHS and/or Healthcare Plan(s) shall have no obligation to pay additional amounts after twelve (12) months from the date the initial claim was paid.

Commercial Members: RHS will compensate Primary Care Provider at ______% of the prevailing Medicare Fee Schedule for providing Covered Services to assigned Commercial Members. If applicable, Primary Care Provider will collect co-payments from Member, as approved by Member’s Healthcare Benefit Plan(s). Co-payments will be deducted from Primary Care Provider’s reimbursement.

Preferred Provider Members: RHS will compensate Primary Care Provider at ______% of the prevailing Medicare Fee Schedule for providing Covered Services to assigned Preferred Provider Members. If applicable, Primary Care Provider will collect co-payments from Member, as approved by Member’s Benefit Healthcare Plan(s). Co-payments will be deducted from Primary Care Provider’s reimbursement.

Medicaid Members: RHS will compensate Primary Care Provider at ____% of the prevailing Medicaid Fee Schedule rate established by the Florida Agency for providing Covered Services to assigned Medicaid Members. If applicable, Primary Care Provider will collect co-payments from Member, as approved by Member’s Benefit Healthcare Plan(s). Co-payments will be deducted from Primary Care Provider’s reimbursement.

Member Protection Provisions

In no event, including, but not limited to, non-payment by RHS and/or Healthcare Plan(s) for services rendered to Members by Primary Care Provider, insolvency of RHS and/or Healthcare Plan(s), or breach by RHS of any term or condition of this Agreement, shall Primary Care Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or persons acting on behalf of the Member for services eligible for reimbursement under this Agreement; provided, however, that Primary Care Provider may collect from the Member, charges for services not covered under the Member’s Benefit Healthcare Plan.

IN WITNESS WHEREOF, the undersigned have agreed to and executed this Payment Appendix incorporated as part of the Primary Care Provider Agreement as of the day and year first above written.

Renaissance Health System	Primary Care Provider:
of Florida, Inc.:

By:	Signature:

Title:	Date:

Date:

HIPAA COMPLIANCE APPENDIX

PRIMARY CARE PROVIDER AGREEMENT

For consideration mutually exchanged between the following parties, Renaissance Health System of Florida, Inc., (RHS) and________ (the “Primary Care Provider”), this Privacy Rule contract amendment (the “Amendment”) is made effective as of _____________, 20_____.

WHEREAS, RHS and the Primary Care Provider have previously entered into a contract dated _______________ (the “Agreement”);

WHEREAS, the Privacy Rule promulgated under the Health Insurance Portability and Accountability Act of 1996 (the “Rule”) now requires certain business associates, who provide functions, activities or services for, or to, healthcare entities involving the use and/or disclosure of medical information, to undertake certain contractual, safeguarding obligations on behalf of the healthcare entities;

WHEREAS, RHS is deemed to be a “healthcare entity” under the Rule;

WHEREAS, Primary Care Provider is deemed to be a “business associate” under the Rule and has medical information (“protected health information” or “PHI”); and

WHEREAS, both parties desire to comply with the Rule and amend the Agreement accordingly.

NOW, THEREFORE, intending to be legally bound by the Amendment, both RHS and Primary Care Provider agree as follows:

1.

Primary Care Provider is permitted and required to use and/or disclose PHI for the purpose of providing medical services to the members/patients of RHS through its contractual relationship with Healthcare Plan(s) as provided in the original agreement, Primary Care Provider agrees to use all released information exclusively in the rendering of medical services to member/patients.

2.

Primary Care Provider is not authorized to use and/or disclose PHI for any other purpose, other than those purposes stated immediately above, except that:

(a) Primary Care Provider is permitted to use and disclose PHI for the proper management and administration of the Primary Care Provider or to carry out its legal responsibilities if

(i) The use and/or disclosure is required by law; or

(ii) The Primary Care Provider obtains reasonable assurances from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person and the person notifies the business associate of any instances of which it is aware in which the confidentiality of the information has been breached; and

(b) Primary Care Provider is permitted to provide data aggregation services relating to the healthcare operations of RHS.

3. Primary Care Provider will:

(a) Not use or further disclose PHI other than as permitted or required by this

Amendment or as required by law;

(b) Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for in this Amendment;

(c) Report to RHS any use or disclosure of PHI not provided for in this Amendment of which it is aware;

(d) Ensure that any agents, including sub-Primary Care Providers, to whom it provides PHI agree to the same restrictions and conditions that apply to Primary Care Provider with respect to the PHI;

(e) Make available PHI required for individuals’ access in accordance with 42 CFR, Part 164.524;

(f) Make available PHI required for amendment and incorporate any amendments to PHI in accordance with 42 CFR, Part 164.526;

(g) Make available PHI required for an accounting of disclosures in accordance with 42 CFR, Part 164.528;

(h) Make its internal practices, books and records relating to the use and disclosure of PHI received from, or created or received by Primary Care Provider on behalf of, RHS available to the Secretary of the Department of Health and Human Services for purposes of determining the RHS compliance with the Privacy Rule; and

(i) At termination of the Agreement, if feasible, return or destroy all PHI received from, or created, or received by Primary Care Provider on behalf of, the PHI that Primary Care Provider still maintains in any form and retain no copies of such information. If such return or destruction is not feasible, or part of a patient’s permanent record, extend the protections of this Amendment to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.

4. RHS shall have the right to terminate the Agreement immediately if RHS determines that Primary Care Provider has violated a material term of this Amendment.

5. In all other respects, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

Renaissance Health System	Primary Care Provider:
of Florida, Inc.:

By:	Signature:

Title:	Date:

Date:

GROUP PARTICIPATION APPENDIX

PRIMARY CARE PROVIDER AGREEMENT

____________________________________________________________________________

(Print name of contracted entity/practice name)

_______________________________________

Group Federal Tax ID Number

The contracting entity is a:

_____ P.A.

_____ Partnership

_____ Corporation

_____ IPA

_____ PHO

Each individual desiring to become a participating provider under terms and conditions of the referenced Agreement acknowledges his/her intention by signing below:

PRINT NAME AND TITLE (MD, DO, ARNP, PA, ext)	SIGNATURE

(Please make copies of this page if necessary to provide additional signatures)

Identify name and Main Billing address of the Group Practice with the Group’s Tax ID under this Agreement

Practice Name:

Street Address:

City, State & Zip Code:

Phone Number:	( )

Fax Number:	( )

PRACTICE LOCATIONS (Complete for each service locations)

(Name)	(Name)

(Street address)	(Street address)

(City, State and Zip)	(City, State and Zip)

(Phone #)	(Phone #)

(Fax #)	(Fax #)

(Administrator / Office Manager)	(Administrator / Office Manager)

(Name)	(Name)

(Street address)	(Street address)

(City, State and Zip)	(City, State and Zip)

(Phone #)	(Phone #)

(Fax #)	(Fax #)

(Administrator / Office Manager)	(Administrator / Office Manager)

(Name)	(Name)

(Street address)	(Street address)

(City, State and Zip)	(City, State and Zip)

(Phone #)	(Phone #)

(Fax #)	(Fax #)

(Administrator / Office Manager)	(Administrator / Office Manager)